STRONG SOLUTIONS INC.

Special Meeting of Shareholders

March 22, 2021

REPORT OF INSPECTOR OF ELECTION

The undersigned Inspector of Election has made a tally of: (1) The number of shares held by the holders of the Common Stock of STRONG SOLUTIONS, Inc. (the “Company”) of record as of the close of business on December 31, 2020 ( the “Record Date”); (2) The number of votes present at this day’s Meeting either by proxy or in person that are entitled to be cast; (3) The votes cast by such shareholders in person or by proxy at such meeting.

The undersigned Inspector of Election reports the following:

A.The total number of shares of Common Stock outstanding at the Record Date, Dec 31, 2020, was 38,193,000, as shown on the books of the Company’s Transfer Agent and Official Registrar.

B.The number of shareholders present, in person or by proxy, and the number of votes they are entitled to case, are as follows:

Number of Votes
In person	0
Represented by Proxy	36,600,000
TOTAL	36,600,000

C.Election of Directors

Nominees – Eric Stevenson

Nominee	FOR	AGAINST	ABSTAIN
Eric Stevenson	36,600,000	-0-	-0-

Nominees – David Anderson

Nominee	FOR	AGAINST	ABSTAIN
David Anderson	36,600,000	-0-	-0-

Nominees – Oscar Kaalstad

Nominee	FOR	AGAINST	ABSTAIN
Oscar Kaalstad	36,600,000	-0-	-0-

D.Removal of Andrii Guzii

FOR	AGAINST	ABSTAIN
36,600,000	-0-	-0-

I hereby certify to the correctness of the foregoing and deliver this report to the Chief Executive Officer of the Company.

I DECLARE UNDER PENATLY OF PERJURY UNDER THE LAW OF THE STATE OF NEVADA THAT THE FOREGOING IS TRUE AND CORRENT.

Dated: March 22, 2021

/s/ Eric Stevenson

Eric Stevenson